EXHIBIT 23(d)

                                    CONSENT

The Board of Directors
Brownsville Bancshares, Inc.

     We hereby consent to the use of our report contained herein and the reference to our firm under the captions "Summary -- Reasons for the Merger," "Information About the Transaction -- Terms of the Agreement," "Information About the Transaction -- Opinion of Financial Advisor" and "Experts" in this Prospectus.

                                          Service Asset Management Company
                                          By:  /s/__DORY WILEY__________________
                                                  DORY WILEY